Exhibit 5.1

March 28, 2012

Board of Directors

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 200

Houston, Texas 77027

Gentlemen:

We are counsel to ATP Oil & Gas Corporation, a Texas corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed issuance and sale from time to time, together or separately and in one or more series (if applicable), pursuant to Rule 415 under the Securities Act of $500,000,000 aggregate initial offering price of Securities (as defined below) and up to 8,800,000 shares of common stock, par value $0.001 per share (“Common Stock”), to be sold by certain shareholders of the Company (the “Secondary Shares”).

As used herein, the term Securities includes (i) Common Stock, (ii) preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iv) warrants to acquire Common Stock, Preferred Stock and Debt Securities (“Warrants”) and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants in any combination.

The Senior Debt Securities may be issued pursuant to a senior indenture (a “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and the Trustee.

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

Based upon the foregoing, we are of the opinion that:

(1) With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Formation (the “Certificate”) and the Company’s Third Amended and Restated Bylaws (the “Bylaws”), do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock and (v) the Company lawfully increases the number of shares of Common Stock it is authorized to issue to an amount greater than the number of shares of Common Stock currently outstanding plus the greatest number of shares of Common Stock that could be sold pursuant to the Registration Statement plus the greatest number of shares of Common Stock that may be issuable upon the conversion of Preferred Stock, including the Company’s existing outstanding Preferred Stock, plus the greatest number of Secondary Shares that may be issued, the Common Stock so issued and sold will be validly issued, fully paid and nonassessable;

(2) With respect to shares of any series of Preferred Stock, when (i) Authorizing Resolutions have specifically authorized establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof, the filing of a Statement of Resolution with respect to the series with the Secretary of State of the State of Texas, the issuance and terms of the shares of Preferred Stock of such series, and the terms of the offering thereof and related matters, (ii) the terms of the issue and sale of the Preferred Stock of such series have been duly established in conformity with the Certificate and Bylaws, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of Preferred Stock of such series so issued and sold will be validly issued, fully paid and nonassessable;

(3) With respect to any Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, do not violate any applicable law or the Certificate or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(4) With respect to any Debt Securities, when (i) necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Debt Securities, (ii) the applicable Indenture and any required supplemental indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental indenture so as to not violate any applicable law or the Certificate or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated and delivered in accordance with the terms and provisions of the applicable Indenture and supplemental indenture and (vi) such Debt Securities have been issued and sold for the consideration as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the acts, proceedings and documents referred to above, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

(5) With respect to the Secondary Shares, when (i) specifically authorized for issuance by Authorizing Resolutions to the holders of, or transfer agent for, the Preferred Stock in connection with the payment of dividends on the Preferred Stock, (ii) such shares of Common Stock are so issued to such holders or such transfer agent in accordance with the terms of the statements of resolution establishing the Preferred Stock and (iii) the Company lawfully increases the number of shares of Common Stock it is authorized to issue to an amount greater than the number of shares of Common Stock currently outstanding plus the greatest number of shares of Common Stock that could be sold pursuant to the Registration Statement plus the greatest number of shares of Common Stock that may be issuable upon the conversion of Preferred Stock, including the Company’s existing outstanding Preferred Stock, plus the greatest number of Secondary Shares that may be issued, such shares of Common Stock will have been validly issued, fully paid and nonassessable.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America and the laws of the State of Texas. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Mayer Brown LLP
Mayer Brown LLP